EXHIBIT 99.2

Report of Independent Auditors
Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig
Audit of the consolidated financial statements as of December 31, 2021

Table of Content

PwC	Table of Content

Report of Independent Auditors

Appendices

I.	Consolidated balance sheet as of December 31, 2021
II.	Consolidated income statement for the financial year from January 1 to

December 31, 2021

III.	Consolidated cash flow statement for the financial year from January 1 to

December 31, 2021

IV.	Composition and development of consolidated equity
V.	Notes to the Consolidated Financial Statements for the Financial Year from

January 1 to December 31, 2021

Appendix to the notes

Composition and development of consolidated fixed assets

General engagement terms for German Public Auditors and Public Audit Firm as of January 1, 2017

Report of Independent Auditors

To the management of Mercer Torgau Holding GmbH, Leipzig/Germany

Qualified Opinion

We have audited the accompanying consolidated financial statements of Mercer Torgau Holding GmbH, Leipzig/Germany (formerly Wood Holdco GmbH, Leipzig/Germany) and its subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2021, and the related consolidated income statement, consolidated cash flow statement, the composition and development of consolidated equity for the year then ended, and notes to the consolidated financial statements (collectively referred to as the “consolidated financial statements”).

In our opinion, except for the effects of the matter described in the Basis for Qualified Opinion section of our report, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in Germany.

Basis for Qualified Opinion

The Company has not presented comparative figures for the year ended December 31, 2021. Presentation of comparative figures is required by accounting principles generally accepted in Germany.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our qualified audit opinion.

Basis of Accounting

As discussed in Note XI to the consolidated financial statements, the Company prepares its consolidated financial statements on the basis of accounting principles generally accepted in Germany, which differ materially from accounting principles generally accepted in the United States of America. Information relating to the nature and effect of such differences as of and for the year ended December 31, 2021, is described in Note XI to the consolidated financial statements. Our opinion is not modified with respect to this matter.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in Germany and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date the financial statements are available to be issued.

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, no such opinion is expressed.

●

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

●

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Berlin, December 13, 2022

PricewaterhouseCoopers GmbH
Wirtschaftsprüfungsgesellschaft

/s/ Frederick Mielke	/s/ Lukas Tristan Wölfel
Frederik Mielke Wirtschaftsprüfer	ppa Lukas Tristan Wölfel Wirtschaftsprüfer
(German Public Auditor)	(German Public Auditor)

1	Appendix I

Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig

Consolidated balance sheet as of December 31, 2021

Assets
				31.12.2021
A.	Fixed assets			€
	I.	Intangible assets
		1.	Purchased concessions, industrial and similar
			rights and assets and licenses
			in such rights and assets	234,498.00
		2.	Feed-in tariff	16,059,200.00
		3.	Goodwill	6,049.00
				16,299,747.00
	II.	Tangible assets
		1.	Land, land rights and buildings
			including buildings on third-party land	54,579,294.72
		2.	Technical equipment and machinery	75,880,816.82
		3.	Other equipment, operating and office equipment	4,396,930.00
		4.	Payments on account and assets under construction	10,668,233.75
				145,525,275.29
	III.	Financial assets		1.00
		Shares in affiliated companies
				161,825,023.29
B.	Current assets
	I.	Land and inventories earmarked for sale
		1.	Land	113,348.45
		2.	Raw materials, consumables and supplies	13,521,739.54
		3.	Work in progress	2,637,241.47
		4.	Finished goods	12,608,980.87
		5.	Payments on account	415,964.08
				29,297,274.41
	II.	Receivables and other assets
		1.	Trade receivables	3,426,506.36
		2.	Other assets	6,763,675.92
				10,190,182.28
	III.	Cash in hand and bank balances		6,942,376.69
				46,429,833.38
C.	Prepaid expenses			240,074.07
				208,494,930.74

2	Appendix I

Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig

Consolidated balance sheet as of December 31, 2021

Equity and liabilities
			31.12.2021
A.	Equity		€
	I.	Subscribed capital	25,000.00
	II.	Consolidated retained profits brought forward	979,101.10
	III.	Consolidated net income	27,446,019.47
	IV.	Non-controlling interests	3,633,667.19
			32,083,787.76
B.	Special fixed-asset item		795,536.26
	Special item for investment grants
C.	Provisions
	1.	Tax provisions	11,246,631.02
	2.	Other provisions	14,863,402.41
			26,110,033.43
D.	Liabilities
	1.	Liabilities to banks	123,405,322.46
	2.	Payments received on account of orders	3,982.50
	3.	Trade payables	13,946,876.14
	4.	Liabilities to shareholders	3,300,000.00
	5.	Other liabilities	4,448,335.25
		(thereof from taxes € 2,488,955.36)
			145,104,516.35
E.	Deferred tax liabilities		4,401,056.94

			208,494,930.74

3	Appendix II

Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig

Consolidated income statement

for the financial year from January 1 to December 31, 2021

			01.01.2021 - 31.12.2021
			€
1.	Sales revenues		227,065,114.00
2.	Change in finished goods inventories and work in progress		3,737,593.73
3.	Other operating income		12,348,046.83
	(thereof from currency translation € 71,795.71)
			243,202,754.56
4.	Cost of materials
	a)	Cost of raw materials, consumables and supplies	-62,163,676.18
	b)	Cost of purchased services	-40,300,297.73
			-102,463,973.91
5.	Personnel expenses
	a)	Wages and salaries	-31,953,860.69
	b)	Social security and other pension costs	-5,562,072.99
		(thereof in respect of old-age pensions € 35,069.46)
			-37,515,933.68
6.	Amortization of intangible assets and depreciation of tangible assets		-19,563,204.40
7.	Other operating expenses		-38,825,171.15
	(thereof from currency translation € 70,904.34)
8.	Other interest and similar income		51,675.53
9.	Write-downs of financial assets		-24,999.00
10.	Interest and similar expenses		-3,658,603.18
	(thereof from affiliated companies € 13,060.43)
11.	Taxes on income		-9,882,113.52
	(thereof from the change in deferred taxes € -733,714.25)
12.	Earnings after taxes		31,268,431.25
13.	Other taxes		-188,744.59
14.	Consolidated net income including non-controlling interests		31,079,686.66
15.	Gains accruing to non-controlling interests		3,633,667.19
16.	Consolidated net income		27,446,019.47

4	Appendix III

Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig

Consolidated cash flow statement for the financial year

from January 1 to December 31, 2021

		01.01.- 31.12.2021
+/- +/- +/- +/- -/+ +/- -/+ +/- +/- -/+ + - + + +/- - + - +	Consolidated net income (including gains accruing to minority interests)	€
		31,079,686.66
	Write-downs/write-ups of fixed assets	19,588,203.40
	Increase/decrease in provisions	10,861,664.59
	Increase/decrease in the special item for investment grants	-112,369.08
	Other non-cash expenses/income	-10,200,000.00
	Increase/decrease in inventories, trade receivables and other assets not attributable to investing or financing activities	-10,616,081.28
	Increase/decrease in trade payables and other equity and liabilities not attributable to investing or financing activities	3,052,391.21
	Gain/loss on the disposal of fixed assets	264,643.81
	Interest expense/interest income	3,606,927.65
	Income tax expense/earnings	9,882,113.52
	Income tax payments/refunds	-283,280.69
	Cash flow from operating activities	57,123,899.79
	Payments received from the disposal of fixed assets	823,148.29
	Payments out for investments in fixed assets	-16,305,675.88
	Net payments out for additions to the consolidated group (initial consolidation)	0.00
	Interest received	51,675.53
	Cash flow from investing activities	-15,430,852.06
	Payments received from additional equity from parent company shareholders	0.00
	Increase/decresae in hire purchase obligations	517,941.97
	Payments out for the repayment of (financial) loans	-17,000,000.00
	Payments received from grants obtained	166,587.20
	Interest paid	-3,567,966.52
	Cash flow from financing activities	-19,883,437.35
	Net change in cash and cash equivalents	21,809,610.38
	Cash and cash equivalents at the start of the period	-14,867,233.69
	Cash and cash equivalents at the end of the period	6,942,376.69
	thereof cash (+)	6,942,376.69
	thereof overdraft facility (-)	0.00
	thereof Group-internal credit line (-)	0.00

5	Appendix IV

Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig

Composition and development of consolidated equity

	Parent company's equity						Non-controlling interests		Consolidated
	Subscribed capital			Consolidated retained	Consolidated	Total	Profits accruing to non-	Total	statement of changes in equity
	Subscribed	Outstanding	Total	profits brought	net income		controlling
	Kapital	contributions					interests
		not called in
	€	€	€	€	€	€	€	€	€
As of 01.01.2021	25,000.00	0.00	25,000.00	0.00	979,101.10	1,004,101.10	0.00	0.00	1,004,101.10
Posted to consolidated retained profits brought forward	0.00	0.00	0.00	979,101.10	-979,101.10	0.00	0.00	0.00	0.00
Consolidated net income	0.00	0.00	0.00	0.00	27,446,019.47	27,446,019.47	3,633,667.19	3,633,667.19	31,079,686.66
As of 31.12.2021	25,000.00	0.00	25,000.00	979,101.10	27,446,019.47	28,450,120.57	3,633,667.19	3,633,667.19	32,083,787.76

The unrestricted consolidated equity (consolidated profit carried forward and consolidated net income) is not available for distribution due to loss carryforwards in the Group companies and origin-related.

6	Appendix IV

Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig

Composition and development of consolidated fixed assets

	Acquisition and production cost					Cumulative depreciation and amortization				Book values
	01.01.2021	Additions	Disposals	Reclassifications	12/31/2021	01.01.2021	Additions	Disposals	12/31/2021	12/31/2021
	€	€	€	€	€	€	€	€	€	€

I. Intangible assets
1. Purchased concessions, industrial and similar rights and assets and licenses in such rights and assets
	1,192,882.32	86,584.16	67,034.83	0.00	1,212,431.65	879,319.32	162,997.16	64,382.83	977,933.65	234,498.00
2. Feed-in tariff	20,074,000.00	0.00	0.00	0.00	20,074,000.00	0.00	4,014,800.00	0.00	4,014,800.00	16,059,200.00
3. Goodwill	128,910.40	0.00	6,646.79	0.00	122,263.61	121,526.40	1,334.00	6,645.79	116,214.61	6,049.00
	21,395,792.72	86,584.16	73,681.62	0.00	21,408,695.26	1,000,845.72	4,179,131.16	71,028.62	5,108,948.26	16,299,747.00
II. Tangible assets
1. Land, land rights and buildings including buildings on third-party land	73,114,122.78	376,112.53	919,606.25	1,267,184.86	73,837,813.92	17,699,041.56	1,761,402.39	201,924.75	19,258,519.20	54,579,294.72
2. Technical equipment and machinery	182,101,770.27	728,541.66	5,002,560.01	8,494,653.25	186,322,405.17	103,403,242.35	11,794,011.91	4,755,665.91	110,441,588.35	75,880,816.82
3. Other equipment, operating and office equipment	16,295,611.38	3,278,217.51	4,974,446.64	22,694.43	14,622,076.68	13,250,370.88	1,828,658.94	4,853,883.14	10,225,146.68	4,396,930.00
4. Payments on account and assets under construction	8,616,546.27	11,836,220.02	0.00	-9,784,532.54	10,668,233.75	0.00	0.00	0.00	0.00	10,668,233.75
	280,128,050.70	16,219,091.72	10,896,612.90	0.00	285,450,529.52	134,352,654.79	15,384,073.24	9,811,473.80	139,925,254.23	145,525,275.29
III. Financial assets
Shares in affiliated companies	25,000.00	0.00	0.00	0.00	25,000.00	0.00	24,999.00	0.00	24,999.00	1.00
	301,548,843.42	16,305,675.88	10,970,294.52	0.00	306,884,224.78	135,353,500.51	19,588,203.40	9,882,502.42	145,059,201.49	161,825,023.29

Appendix V
7

Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig

Notes to the Consolidated Financial Statements for the Financial Year from January 1 to December 31, 2021

I.	General disclosures

Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH, briefly “MTH” or “the Company”), based in Leipzig, is entered in the Commercial Register at Leipzig Local Court under Register Number HR B 37993.

As of the balance sheet of December 31, 2021, MTH is a small corporation within the meaning of Section 267a HGB.

The consolidated financial statements were prepared according to the accounting regulations of the German Commercial Code (Handelsgesetzbuch, HGB) and the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung, GmbHG). The provisions of German accounting standards (DRS) were strictly observed. Against the recommendations of DRS 18, no fiscal offsetting and reconciliation was included in the notes to the consolidated financial statements because the relevant recommendations are not legally prescribed.

The Group’s financial year corresponds to the calendar year.

Pursuant to Section 268 (4) and (5) HGB, the terms for receivables and liabilities are provided in the notes to the consolidated financial statements.

The consolidated income statement was prepared in accordance with the type of expenditure format pursuant to Section 275 (2) HGB.

Additionally, a reconciling note from German GAAP to US GAAP is added.

II.	Going concern

Due to the continuing loss situation arising from the economic impact of the Covid-19 pandemic in financial year 2020, and in light of the expected difficulties in this overall economic environment in obtaining follow-on financing for the loan liabilities that fall due in June 2021, in the previous year shareholders and creditors of the HIT Group incorporated into the MTH subgroup agreed a rearrangement of the interests in HIT Holzindustrie Torgau GmbH & Co. KG, Torgau, (HIT KG) and its general partner companies (with the sale to MTH) and a restructuring of financial liabilities, in which HIT Holzindustrie Torgau Verwaltungsgesellschaft mbH, Torgau, (HIT V-GmbH) was also included, based on a redevelopment report.

Appendix V
8

In financial year 2017, HIT V-GmbH had acquired loan and interest liabilities of HIT KG in the amount of T€ 183,056 at a purchase price of T€ 130,000. In order to finance the purchase price, HIT V-GmbH took out a loan with Deutsche Bank AG, London, UK in the amount of T€ 130,000 that runs until June 30, 2021. The interest payments and repayments for this loan and other financing measures were based on HIT KG’s ability to generate the required funds on a long-term basis.

The measures for the long-term capacity to meet principal payments of HIT KG that were agreed between shareholders, creditors and borrowers took effect on November 20, 2020. Loan amounts, conditions and terms were adjusted. The repayable loan, which HIT V-GmbH had taken out to finance the purchase of the loan receivables against HIT KG, was replaced by a senior loan facility to a value of T€ 50,000 with a final maturity date of June 30, 2025, and a subordinate loan to a value of T€ 89,599 with a final maturity date of December 31, 2030. From the point of view of HIT KG, the debt restructuring also comprised, among other things, the extension of a credit line to a value of T€ 10,000 and the granting of a further credit line to a value of T€ 20,000, which is passed on to HIT KG by including a group company (group-internal credit line). Where the credit lines were exercised, the amounts taken out were repaid in full in the previous financial year. The positive business growth also allowed HIT KG to repay a partial amount of T€ 17,000 of its financial liabilities towards HIT V-GmbH at the end of 2021. For its part, at the end of 2021 HIT-V GmbH prematurely repaid the senior bank loan (T€ 50,000) in the amount of T€ 17,000.

Furthermore, qualified subordination agreements exist with various creditors that relate, in the amount of T€ 89,599, to the subordinated loan, in the amount of no more than T€ 16,400 to the (unused) additional credit line granted and in the amount of T€ 3,300 to non-repayable “exit fees” from the refinancing agreement.

The shares of losses/withdrawals not covered by capital contributions of the limited partner of HIT KG (subsidiary) of T€ 29,294 are not regarded as a risk to the Company's ability to continue as a going concern, because the Company ensures, with the help of the refinancing activity that has been completed as a required redevelopment measure in combination with the remaining redevelopment measures, which are based on a redevelopment concept developed by an independent expert based on IDW S6 in collaboration with the management, that the financing of HIT KG and therefore also of HIT V-GmbH has been safeguarded in the redevelopment period up to December 31, 2025, and a positive continuation and viability forecast under commercial law and insolvency law can be assumed. Furthermore, positive business growth has continued to date in financial year 2022. Current planning anticipates an annual profit that will be sufficient to eliminate the balance sheet shortfall during the current financial year.

Effective September 30, 2022, the Mercer Torgau Holding GmbH (fomerly Wood Holdoc Gmbh) Group was acquired by Mercer International Inc. of Vancouver, Canada. As a result of the purchase price paid, the balance sheet over-indebtedness was eliminated in 2022.

Appendix V
9

III.	Notes on the consolidated group

Mercer Torgau Holding GmbH forms a group together with the following subsidiaries:

Name and registered office	Share- holder	Capital interest[4]	Equity	Net income	Balance sheet date
		%	T€	T€
Subsidiaries included
Erste HIT Beteiligungsgesellschaft	Holdco	100.0	29	13	31/12/2021
Zweite HIT Beteiligungsgesellschaft	Holdco	100.0	15	-2	31/12/2021
HIT Holzindustrie Torgau GmbH &
Co. KG, Torgau	Holdco	89.9	-29,294	39,174	31/12/2021
HIT Holzindustrie Torgau
Verwaltungsgesellschaft mbH, Torgau	HIT KG	100.0	25	3	31/12/2021	1
Subsidiary not included
PLT Torgau GmbH, Torgau	HIT KG	100.0	62	43	31/12/2021	2,3

1 A profit and loss transfer agreement is in place with HIT KG.

2 Not included pursuant to Section 296 (2) HGB.

3 Other company pursuant to Section 313 (2) No. 4 HGB.

4 Holding calculated using the additive method.

Until October 31, 2021, PLT Torgau GmbH was tasked with managing HIT KG’s pellet plant and is to be liquidated. Due to its lesser significance for the Group’s net assets, financial position and results of operations, PLT Torgau GmbH was not included in the consolidated financial statements pursuant to Section 296 (2) HGB.

IV.	Consolidation methods

The single-entity financial statements of the subsidiaries included in the consolidated financial statements of Mercer Torgau Holding GmbH are prepared in line with the statutory regulations and are prepared uniformly according to the applicable accounting and valuation principles at MTH.

The capital consolidation of the subsidiaries acquired in the prior year was performed in line with the revaluation method pursuant to Section 301 HGB at the time that the individual companies became subsidiaries. Accordingly, the acquisition costs of the shares in the subsidiaries included in consolidation were offset against the proportionate net assets based on the fair values of the assets and liabilities assumed from these companies at the time of acquisition. After offsetting remaining negative differences, the acquisition of Erste HIT Beteiligungsgesellschaft mbH and Zweite HIT Beteiligungsgesellschaft mbH gave rise to gains of T€ 16 and T€ 17, respectively, which was dissolved and recognized in income in full in each case in the year of acquisition, due to their insignificant impact. Both companies are general partners of HIT KG without their own business operations. No difference arose from the initial inclusion of the subgroup of HIT KG.

As part of the debt consolidation, the subsidiaries’ mutual receivables and liabilities are offset against each other pursuant to Section 303 HGB. Pursuant to Section 305 HGB, expenses and income arising from the expenses

Appendix V
10

and income consolidation are offset against each other. It was not necessary to perform a consolidation of interim results (Section 304 (2) HGB) due to the lack of interim profits or losses arising.

V.	Key date of the consolidated financial statements and the annual financial statements included therein

The consolidated financial statements were prepared to the key date of the annual financial statements of MTH. The annual financial statements of the subsidiaries included in the consolidated financial statements were prepared to the parent company’s balance sheet date.

VI.	Notes on accounting, valuation and disclosure methods
1.	Accounting and valuation methods applied to assets

Intangible assets purchased from third parties in return for payment are capitalized at their purchase cost and depreciated over their expected useful lives (generally three to five years) using the straight-line method. The term of the feed-in remuneration benefits capitalized during the initial consolidation of HIT KG for electricity from the biomass combined heat and power stations in a market price comparison is five years from the date of acquisition.

For reasons of simplicity, the period of the scheduled straight-line amortization for the three purchased goodwill items was set at 15 years each due to their low value, in line with their useful life under tax law. For another goodwill item the useful life was calculated based on an assessment of the revenue streams over time based on identified components of this goodwill item. This was largely derived from the expertise (employees, processes) that was transferred when the business operation was acquired. The resulting potential yield was exhausted over a period of two years.

Tangible assets are recognized for capital contributions from shareholders at no more than fair value or upon purchase at acquisition or production cost taking account of appropriate overheads pursuant to Section 255 (2) HGB, less scheduled and, if necessary, unscheduled depreciation. Borrowing costs were recognized as a component of acquisition and production costs up to and including 2012, where they could be allocated to definable construction periods. Buildings and other structural works are generally depreciated over a period of 15 to 50 years. Up to and including 2009, technical equipment and machinery and other equipment, operating and office equipment was generally depreciated on a straight-line basis, as well as on a declining scale in some cases, over a useful life of from five to 20 years.

With reference to the German Accounting Law Modernization Act, Bilanzrechtsmodernisierungsgesetz (BilMoG) as of January 1, 2010, the option was exercised pursuant to Art. 67 (4) Clause 1 EGHGB to continue the previous valuations by applying the declining depreciation method. Additional write-downs were performed pursuant to Section 7g (1) and 2 EStG in previous financial years to a total value of T€ 1,147. The depreciation of additions

Appendix V
11

to tangible fixed assets is performed pro rata temporis over useful lives that are fundamentally recognized under tax law; it has been performed for additions from 2010 according to the straight-line depreciation method.

If the fair values of individual items of property, plant and equipment are lower than the corresponding carrying amounts, additional impairments are recognized if the reduction in value is probably of a permanent nature. Appropriate write-ups are recorded in the event that the reasons for the unscheduled write-downs no longer apply.

With regard to the recognition of low-value assets, the tax regulation of Section 6 (2) EStG is used under commercial law. Acquisition or production costs of moveable fixed assets subject to depreciation that are capable of independent use are recognized in full as expense in the financial year of acquisition, production or insertion if the acquisition or production cost, reduced by an input VAT amount contained therein, does not exceed EUR 800.00 for the individual asset.

Payments on account for fixed and current assets are recognized at nominal values.

Shares in an affiliated company that is not included are recognized at their lower fair value under financial assets. If the reasons for write-downs no longer apply, corresponding write-ups are recognized.

Inventories are valued at cost of acquisition or production and taking into account the lower of cost or market principle. All identifiable risks in inventories resulting from above-average storage duration, reduced marketability and/or lower replacement costs are taken into account and appropriate reductions in value are then reported. Loss-free valuation was applied in all cases, i.e. impairments were recognized to the extent that the expected selling prices less the costs incurred up to sale of the respective assets lead to lower fair values.

The property allocated for sale is recognized at its lower fair value.

The cost of raw materials, consumables and supplies is calculated according to the average cost method.

Finished and unfinished goods are carried at manufacturing cost. Production costs include capitalizable overhead costs pursuant to Section 255 (2) HGB.

Receivables and other assets are stated at nominal value or the lower value as of the balance sheet date. Suitable devaluations are performed in the case of receivables whose recoverability is associated with identifiable risks; irrecoverable receivables are written off. To cover the general credit risk, a general valuation allowance of 3% is reported on the net receivables, for which no specific bad debt allowance has been made.

Cash on hand and bank balances are stated at nominal values on the balance sheet date.

Cash payments prior to the balance sheet date that represent an expense for a certain period after that date are recognized as prepaid expenses, as well as interest portions for financing that is recognized under liabilities at the total amount of the instalment payments.

Appendix V
12

2.	Accounting and valuation methods applied to liabilities

The parent company’s share capital recognized as subscribed capital is reported at its nominal value.

For shares in subsidiaries included in the consolidated financial statements that do not belong to the parent company, an adjustment item for other shareholders’ interests is recognized in the amount of its share of the equity under the “non-controlling interests” item within the equity in the consolidated balance sheet (Section 307 (1) HGB).

Taxable public subsidies for investments are recognized as liabilities as a special item for grants for fixed assets and dissolved over the average useful life of the subsidized assets. In previous financial years, tax-free investment grants were collected as quasi-statutory claims at the end of the financial year in which the subsidized investments were performed.

The provisions were recognized at the repayment amount required according to prudent business judgment. Provisions due in more than one year carry interest at the average market interest rate corresponding to their remaining term for the last seven financial years, which is published by the German Central Bank (Deutsche Bundesbank).

Liabilities are recognized at their repayment amount and payments received on account of orders are recognized at their nominal value.

Deferred taxes are recognized for differences shown in the commercial balance sheet (HB I) and the tax balance sheets of the incorporated companies, for measures to harmonize the annual financial statements included in the consolidated financial statements (HB II) and for consolidation measures (HB III), where these are likely to be tax-effectively reduced in subsequent financial years.

The deferred tax assets and liabilities are calculated based on the key tax rate for the affected subsidiaries.

Foreign currency translation

Foreign currency transactions are generally recorded using the historical rate applicable at the time, at which the transaction was initially recognized. In accordance with Section 256a HGB, assets and liabilities denominated in foreign currencies with a residual term of up to one year are translated using the spot exchange middle rate applicable on the balance sheet date and recognized in income.

VII.	Notes on balance sheet items

Fixed assets

The movements in the individual fixed asset items are presented in the consolidated statement of changes in fixed assets, stating the amortization and depreciation during the fiscal year. The consolidated statement of changes in fixed assets is part of the notes to the consolidated financial statements as an Appendix.

Appendix V
13

In previous financial years, several properties of HIT KG, which are owned under civil law by limited partner Karlheinz Lippmann and limited partner Günther Hilmer, who left in financial year 2019, were added to HIT KG according to their value (these are known as “quoad sortem” additions). The “quoad sortem” addition transferred the economic ownership of the properties to HIT KG. Accordingly, the properties are balanced in HIT KG’s commercial and tax balance sheets. The departure of the limited partner Günther Hilmer in June 2019 had no impact on the economic ownership structure due to the amicable intention to continue of the “quoad sortem” contribution. There is also an option agreement under which HIT KG is entitled to acquire the property contributed “quoad sortem” when predefined option cases arise.

Receivables and other assets

With the exception of proportionate purchase price receivables from the sale of a parcel of land (included under trade receivables) of T€ 68, all receivables and other assets are due within one year as at December 31, 2021.

Other assets primarily relate to electricity tax refunds for 2020 (remaining amount) and 2021 (complete) totaling T€ 2,736, the purchase price retention from the non-notification factoring practiced of T€ 1,251, short-term security services for wood purchases of T€ 570 and claims against the tax office (Finanzamt) from input tax totaling T€ 1,485, thereof not deductible until the following year T€ 1,474.

Cash on hand and bank balances

A balance of T€ 200 is pledged in order to secure guaranty credits.

Prepaid expenses

For hire purchase obligations that are recognized under liabilities with the total amount of the instalment payments, interest components of T€ 24 were marked off. Prepaid expenses also include one-off leasing payments of T€ 162 that are recognized as an expense pro rata temporis over the leasing duration.

Special item

The special item developed as follows:

Investment grants	2021
As of January 1 Addition Dissolution	T€ 741 167 -112
As of December 31	796

As part of the economic package to overcome the financial impact of the COVID-19 pandemic, HIT KG received certain grants from the Federal Office for Agriculture and Food (Bundesanstalt für Landwirtschaft und Ernährung) for qualified investments of T€ 167, in order to encourage investment.

Provisions for taxes

Tax provisions largely include corporation and excise tax burdens for the current financial year of T€ 4,732 and T€ 4,193 as well as excise tax burdens for the prior year of T€ 371. They also comprise supplementary excise tax payments following the findings of the audit for financial years 2017 to 2019 of T€ 1,877.

Other provisions

The other provisions primarily relate to provisions for legal disputes and costs of litigation of T€ 5,352, outstanding purchase invoices of T€ 2,349 and personnel expenses of T€ 6,391.

Appendix V
14

Liabilities

The following liabilities schedule provides a breakdown of liabilities by residual term:

	Total	Remaining terms
		≤1 year	> 1 year	thereof > 5 years
Liabilities to banks	T€ 123.405	T€ 11	T€ 123.394	T€ 89.700
Payments received on account of orders	4	4	0	0
Trade payables	13.947	13.084	863	0
Liabilities to affiliated companies	3.300	0	3.300	0
Other liabilities	4.448	4.398	50	0
December 31, 2021	145.104	17.497	127.607	89.700

Liabilities to banks mostly result from an assumption of debt against payment by HIT V-GmbH in 2017. The total amount of the external loan that was then redeemed that was granted to HIT KG was T€ 183,056 at the time of transfer.

In order to finance the purchase price, HIT V-GmbH took out a loan with Deutsche Bank AG, London, UK in the amount of T€ 130,000 that runs until June 30, 2021. At the beginning of 2018, part of this loan was syndicated to funds belonging to Orchard Global Asset Management LLP, London, UK.

As the result of the debt restructuring completed on November 20, 2020, loan amounts, conditions and terms were adjusted. The repayable loan, which HIT V-GmbH had taken out to finance the purchase of the loan receivables against HIT KG, was replaced by a senior loan facility to a value of T€ 50,000 with a final maturity date of June 30, 2025, and a subordinate loan to a value of T€ 89,599 with a final maturity date of December 31, 2030.

The senior loan facility carries interest at the three-month Euribor interest rate plus 6.0%. Interest is payable quarterly. The subordinate loan is increased in the amount of the annual interest accruing (0.1% p.a.), which falls due upon the expiry of the contract period.

Appendix V
15

The HIT V-GmbH bank loans are secured by HIT KG as follows:

For the bank liabilities so-called financial covenants were agreed that are connected to certain financial indicators of HIT KG. The financial covenants are charged on a quarterly basis from March 31, 2021 and have redress options if the indicators are breached based on consolidated corporate figures.

The refinancing costs resulting from the debt restructuring were assumed by HIT KG, as agreed. This also includes non-repayable “exit fees” of T€ 3,300, which fall due if predefined events occur or, at the latest, at the end of the relevant loan term, and carry a qualified subordination agreement. These involve liabilities due in more than one year that were balanced under liabilities to affiliated companies.

The amount of the exit fees was adjusted in the previous financial year because, in contrast to the original assumptions and thanks to the positive business growth, HIT KG’s financing requirements have fallen sharply. Due to the improved financial situation, the affected loan was repaid in full and the exit fee was recalculated. It was assumed here that there is no need to avail again of the existing credit line with Deutsche Bank AG that is indirectly provided to HIT KG via Wood Intermediate S.à r.l. The balanced exit fee reduced due to the calculation logic compared with the prior-year key date by T€ 10,200 to T€ 3,300.

Hire purchase obligations are contained under trade payables of T€ 997; they are collateralized through retentions of title.

The hire purchase obligations recognized with the total amount of the instalment payments include interest components that only legally arise after the balance sheet date and were recognized under prepaid expenses (T€ 24).

Liabilities to affiliated companies apply to Wood Intermediate S.à r.l. and relate to the above exit fee of T€ 3,300.

Appendix V
16

Deferred taxes

The following tax data statement shows the breakdown of this item:

	Difference HGB - StB	Tax rate	Deferred tax assets	Deferred tax liabilities
	T€	%	T€	T€
Supplementary balance sheet Wood Holdco GmbH	-10,187	13.80	1,401
Feed-in remuneration
Valuation differences from initial consolidation	16,059	29.00		4,658
Goodwill	67	13.80	9
Tangible assets
Depreciation differences	-9,777	13.80		1,344
Marked-off loan and financing costs	-3,397	13.80	467
Special item	-796	13.80	109
Other provisions	20	13.80	3
Liabilities
Consolidation-related valuation differences	-1,357	29.00		393
Long-term liabilities	-34	13.80	5
December 31, 2021			1,994	6,395
Change			-7,939	-8,672
January 1, 2021			9,933	15,067

Appendix V
17

VIII.	Notes to the income statement

Sales revenues

Sales revenues break down as follows:

By product:

	2021
	T€	%
Pallets	168,528	73.4
Pellets	17,460	7.6
Electricity	12,028	5.2
Briquettes	9,105	4.0
Wood sales (incl. sawn timber)	8,753	3.8
Milling products	4,948	2.2
Wood chips	3,523	1.5
Other	5,194	2.3
	229,539	100.0
Sales deductions	-2,474
	227,065

By geographical market:

	2021
	T€	%
Domestic	209,711	92.3
European Union	14,663	6.5
Third-country territory	2,691	1.2
	227,065	99.9

Other operating income

Other operating income includes income from the dissolution of provisions (T€ 872) and from the disposal of fixed assets (T€ 296). Prior-period income totals T€ 413. In addition, other operating income primarily relates to extraordinary income from the reduction of a non-repayable exit fee (T€ 10,200), income from insurance claims (T€ 271) and income from the dissolution of the special items for fixed assets (T€ 112).

Other operating expenses

The other operating expenses include, among other things, expenses for repairs and maintenance (T€ 17,760), extraordinary expenses for legal disputes and costs of litigation (T€ 5,350), vehicle costs (T€ 3,118) and insurance contributions and other charges (T€ 2,528). Value adjustments on receivables and bad debt losses gave rise to losses of T€ 39. T€ 153 relates to prior-period expenses.

Appendix V
18

IX.	Statement of cash flows

The cash flow statement was prepared in accordance with the principles of DRS 21.

A balance of T€ 200 is pledged in order to secure guaranty credits.

Non-cash transactions give rise to extraordinary income from the reduction of a non-repayable exit fee of T€ 10,200.

X.	Other disclosures

Employees

An average of 739 persons were employed in financial year 2021. They were spread across the Company’s sites as follows:

2021
Torgau Limbach Dahlen	627 96 16
739

Management

The management of Mercer Torgau Holding GmbH comprises the following individuals:

•	Christian Pospiech, Cologne,

Full-time director of Mercer Torgau Holding GmbH

•	Lars Lang, Dresden,

Full-time director of Mercer Torgau Holding GmbH

•	Dr. Marc Philipp Bielitza, Munich,

Full-time director of Mercer Torgau Holding GmbH

(from February 16, 2021 to March 8, 2022)

•	Wolfgang Beck, Bad Steben,

Part-time director of Mercer Torgau Holding GmbH & Senior Vice President of Mercer International Inc., Global Wood Sourcing

(from November 15, 2022)

•	Dr. Carsten Merforth, Dinkelsbühl,

Part-time director of Mercer Torgau Holding GmbH & Chief Operating Officer Wood Products of Mercer International Inc.

(from November 15, 2022)

No advances and loans were granted to the directors.

Appendix V
19

The Company has opted not to disclose the remuneration paid to management pursuant to Section 314 (3) Clause 2 in conjunction with Section 286 (4) HGB.

Contingencies

Mercer Torgau Holding GmbH, Wood NewCo S.à r.l., Luxembourg/Luxembourg, Wood Intermediate S.à r.l., Luxembourg/Luxembourg, and HIT KG are jointly and severally liable to the credit-issuing bank for a credit line of T€ 20,000, which was granted to Wood Intermediate S.à r.l. to pass on to HIT KG. As of the balance sheet date, the amount drawn down totals T€ 0. The term of the credit line ends on June 30, 2025.

For the period until the maturity or restructuring of the loan amount for which joint and several liability exists, the MTH subgroup’s positive growth is expected to continue. On this basis, positive consolidated results are expected in conjunction with enhanced financing leeway, so that the drawdown of the credit line is no longer anticipated. The formal risk of a drawdown from the contingency is therefore assessed as low.

Other financial obligations and off-balance-sheet transactions

The Company’s other financial obligations break down as follows:

	Total	Remaining terms
		up to 1 year	1 to 5 years	more than 5 years
from rental, tenancy and leasing agreements from maintenance agreements Purchase commitments	T€ 2,827 169 16,359	T€ 1,308 169 16,359	T€ 1,519 0 0	T€ 0 0 0
	19,355	17,836	1,519	0

The rental, tenancy and lease agreements primarily relate to the vehicle fleet, utility space and a workshop. In all cases these involve ‘operating lease’ agreements that do not result in any balancing of the property with the Group. The advantage of these agreements is that a lower amount of capital is tied up than with a purchase and there is an absence of realization risk. Risks could arise from the lease agreement period if the property can no longer be fully utilized, although there are currently no indications of this. For the purchase commitment as of December 31, 2021, the operating business from the wood purchasing and the technical purchasing were also evaluated.

In addition to the other financial obligations presented, HIT KG takes part in a factoring process that is practiced in the form of non-notification factoring. The procedure runs until September 30, 2023 and has a volume of T€ 15,000. As of the balance sheet date, the scope has been exhausted in the amount of T€ 12,508. This process strengthens the Company's liquidity and cash and cash equivalents and extends its funding channels. For the purchased receivables, the factor assumes the risk of bad debt losses. The receivables sold are therefore no longer balanced at HIT KG. The factoring payments received on a settlement account are freely available to HIT KG and are recognized under cash and cash equivalents. From the purchase price the factor makes a

Appendix V
20

deduction of 10%, which falls due upon settlement by the customer. The claim to the deduction of T€ 1,251 is contained in other assets.

There are also liabilities subject to a condition precedent from wastewater contributions resulting from the increase in the structural usability of the business premises in conjunction with the completed expansion of the Torgau site. The obligation from the subsequent acquisition of these contributions arises proportionately in the amount of € 8.70 per m2 of overbuilt ground area, once construction takes place on the structurally unexploited portion of the premises (315,875 m2). This is not anticipated, as things stand at present.

In order to cover the demand for wood, the Company enters into extended purchase obligations with forest owners that generally have a term of from three to six months.

Furthermore, there are no off-balance-sheet transactions of significance for the financial position of the subgroup.

Total auditor’s fees

The total calculated fee for the auditor of the consolidated financial statements for the previous financial year breaks down as follows:

2021
T€
Auditing services	138
Other confirmation services	20
Tax consultancy services	114
Other services	1
273

Partners and group affiliation

The sole shareholder of Mercer Torgau Holding GmbH is Wood Intermediate S.à r.l. Via Wood Intermediate S.à r.l., this is an indirect subsidiary of the group parent company Wood NewCo S.à r.l., in which the previous lenders of HIT Holzindustrie Torgau GmbH & Co. KG (Deutsche Bank AG and Orchard Global Asset Management) hold majority interests.

For the consolidated financial statements, all companies in which Wood NewCo S.à r.l. is in a direct or indirect majority relationship were therefore regarded as affiliated companies within the meaning of Section 271 (2) HGB.

Wood NewCo S.à r.l., which has its registered office in Luxembourg/Luxembourg, prepares consolidated financial statements for the smallest and largest group of companies, in which the annual financial statements of MTH are included. The consolidated financial statements are prepared according to the applicable accounting regulations in Luxembourg. The accounting, valuation and consolidation methods applied largely correspond to the regulations of German commercial law. The consolidated financial statements are available at the parent company’s headquarters and are stored electronically in the commercial and companies register (Registre de

Appendix V
21

commerce et des sociétés - RCS) and are also recorded in the electronic library of companies and incorporations (Recueil électronique des sociétés et associations - RESA).

Events after the balance sheet date

The invasion of the Russian armed forces into the sovereign territory of Ukraine on February 24, 2022, constitutes an event that will leave deep scars to some extent in the global economy and therefore also in companies’ financial statements. Significant sanctions were imposed on Russia in response to the military conflict. These sanctions and possible economic countermeasures taken by Russia will have a negative impact on global trade and, in particular, on economic growth in Europe. The maintenance of Russian gas supplies to Europe will play a key role for price trends on the energy market and for security of supply in Germany. Rising energy prices, especially for gas and electricity, have already occurred in 2022. A significant increase in inflation was recorded in Germany and across the European Union, which had a negative impact on the overall economic output. As of November 2022, the direct impacts on the Group have been extremely limited, since, in most cases, rising procurements costs were able to be passed through rising selling prices accordingly. Further potential negative impacts on the positive business position are not currently anticipated.

Effective September 30, 2022, the Group was acquired by Mercer International Inc., Vancouver, Canada. The currently still ongoing process of integration into the Mercer Group represents a significant cornerstone of the Group’s future development.

As a result of the mergers of PLT Torgau GmbH and HIT Verwaltungsgesellschaft mbH with HIT Holzindustrie Torgau GmbH & Co, KG, as well as Zweite HIT Beteiligungsgesellschaft mbH with Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH) in November 2022, the structure of the Group has changed accordingly.

No other events of particular significance have occurred after the end of the financial year that are not reflected in the consolidated income statement or in the consolidated balance sheet.

Appropriation of profit or loss

The management proposes to carry forward the net loss for the year of T€ 4,608 resulting from the single-entity financial statements of the parent company to new account.

Appendix V
22

XI.	Reconciliation to U.S. GAAP

The consolidated financial statements of Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig, have been prepared in accordance with generally accepted accounting principles in Germany (German GAAP), which differ in certain material respects from generally accepted accounting principles in the United States (U.S. GAAP). Application of U.S. GAAP would have affected the consolidated balance sheet as of December 31, 2021, and the consolidated income statement for the year ended December 31, 2021, as follows:

Reconciliation of the Consolidated Balance Sheet from German GAAP to U.S. GAAP:

	German GAAP	Adjustments		U.S. GAAP
Assets
Current assets
Cash in hand and bank balances	€6,942,376.69	€-		€6,942,376.69
Receivables and other assets	10,190,182.28	-		10,190,182.28
Land and inventories earmarked for sale	29,297,274.41	-		29,297,274.41
Prepaid expenses	240,074.07	-		240,074.07
Total current assets	46,669,907.45	-		46,669,907.45
Tangible assets	145,525,275.29	(795,536.26)	b	144,729,739.03
Intangible assets	16,299,747.00	-		16,299,747.00
Operating lease right-of-use assets	-	5,308,457.24	a	5,308,457.24
Financial assets	1.00	-		1.00
Total assets	€208,494,930.74	€4,512,920.98		€213,007,851.72
Equity and liabilities
Special fixed-asset item	€795,536.26	€(795,536.26)	b	€-
Current liabilities
Provisions	26,110,033.43	-	c	26,110,033.43
Payments received on account of orders	3,982.50	-	c	3,982.50
Trade payables	13,946,876.14	-	c	13,946,876.14
Operating lease liability	-	2,289,883.25	a	2,289,883.25
Other liabilities	4,448,335.25	-	c	4,448,335.25
Liabilities to shareholders	3,300,000.00	-	d	3,300,000.00
Liabilities to banks	123,405,322.46	-	d	123,405,322.46
Operating lease liability	-	3,018,573.99	a	3,018,573.99
Deferred tax liabilities	4,401,056.94	-		4,401,056.94
Total liabilities	176,411,142.98	4,512,920.98		180,924,063.96
Equity	32,083,787.76	-		32,083,787.76
Total liabilities and equity	€208,494,930.74	€4,512,920.98		€213,007,851.72

Adjustments from German GAAP to U.S. GAAP:

(a)

Adjustment to capitalize operating leases with a present value of € 5,308,457.24. Under German GAAP operating leases are not recognized on the balance sheet. Under U.S. GAAP operating leases are recorded as “Operating lease right-of-use assets” and a current and long-term “Operating lease liability”. This adjustment does not affect deferred taxes.

Appendix V
23

(b)

Adjustment to reclassify “Special fixed-asset item” of € 795,536.26 to “Tangible assets”. The “Special fixed-asset item” are government grants for tangible asset purchases, which under US GAAP are accounted for as a reduction of the related tangible asset.

(c)

Adjustment to classify and present “Provisions” of € 26,110,033.43, “Payments received on account of orders” of € 3,982.50, “Trade payables” of € 13,946,876.14 and “Other liabilities” of € 4,448,335.25 as current liabilities.

(d)	Adjustment to classify and present “Liabilities to banks” of € 123,405,322.46 and “Liabilities to shareholders” of € 3,300,000.00 as long-term liabilities.

Reconciliation of the Consolidated Income Statement from German GAAP to U.S. GAAP:

There were no U.S. GAAP reconciling differences that have a material impact on the Consolidated Income Statement of Mercer Torgau Holding GmbH (formerly Wood Holdco GmbH), Leipzig, which were prepared in accordance with German GAAP.

Reconciliation of the Consolidated Cash Flow Statement from German GAAP to U.S. GAAP:

Under German GAAP, interest paid is classified as a cash flow from financing activities and under U.S. GAAP interest paid is classified as a cash flow from operating activities. For the year ended December 31, 2021, interest paid was € 3,567,966.52, and under German GAAP cash provided by operating activities was € 57,123,899.79 and cash used in financing activities was € 19,883,437.35. For the year ended December 31, 2021, under U.S. GAAP cash provided by operating activities was € 53,555,933.27 and cash used in financing activities was € 16,315,470.83.

Appendix V
24

Mercer Torgau Holding GmbH

Torgau, December 12, 2022

/s/ Christian Pospiech	/s/ Lars Lang
Christian Pospiech	Lars Lang
Director	Director

/s/ Wolfgang Beck	/s/ Dr Carsten Merforth
Wolfgang Beck	Dr. Carsten Merforth
Director	Director

Appendix V
25

[Translator's notes are in square brackets]

General Engagement Terms

for

Wirtschaftsprufer and Wirtschaftsprufungsgesellschaften

[German Public Auditors and Public Audit Firms]

as of January 1, 2017

1.Scope of application

(1)These engagement terms apply to contracts between German Public Auditors (Wirtschaf/spriifet') or German Public Audit Firms (Wirtschaftsprilfungsgesel/schaflen) - hereinafter collectively referred to as "German Public Auditors• - and their engaging parties for assurance services, tax advisory services, advice on business matters and other engagements except as otherwise agreed in writing or prescribed by a mandatory rule.

(2)Third parties may derive claims from contracts between German Public Auditors and engaging parties only when this is expressly agreed or results from mandatory rules prescribed by law. In relation to such claims, these engagement terms also apply to these third parties.

2.Scope and execution of the engagement

(1)Object of the engagement is the agreed service - not a particular economic result. The engagement will be performed in accordance with the German Principles of Proper Professional Conduct (Grundsatze ord nungsm/llliger Berufsausabung). The German Public Auditor does not assume any management functions in connection with his services. The German Public Auditor is not responsible for the use or implementation of the results of his services. The German Public Auditor is entitled to make use of competent persons to conduct the engagement

(2)Except for assurance engagements (betriebswirtschaft/iche Priifungen ), the consideration of foreign law requires an express written agreement.

(3)If circumstances or the legal situation change subsequent to the release of the final professional statement, the German Public Auditor is not obli gated to refer the engaging party to changes or any consequences result ing therefrom.

3.The obligations of the engaging party to cooperate

(1)The engaging party shall ensure that all documents and further infor mation necessary for the performance of the  engagement  are provided  to the German Public Auditor on a timely basis, and that he is informed of all events and circumstances  that may be  of  significance  to the  performance of the engagement. This also applies to those documents and further information, events and circumstances that first become known during the German Public Auditor's work. The engaging party will also  designate suitable persons to prO\lide info rmation.

(2)Upon the request of the German Public Auditor, the engaging party shall confirm the completeness of the documents and further information provided as well as the explanations and statements, in a written statement drafted by the German Public Auditor.

Ensuring independence

(1)The engaging party shall refrain from anything that endangers the independence of the German Public Auditor's staff. This applies throughout the term of the engagement, and in particular to offers of employment or to assume an executive or non-executive role, and to offers to accept en gagements on their own behalf.

(2)Were the performance of the engagement to impair the independence of the German Public Auditor, of related firms, firms within his network, or such firms associated with him, to which the independence requirements apply in the same way as to the German Public Auditor in other engage ment relationships, the German Public Auditor is entitied to terminate the engagement for good cause.

4.Reporting and oral information

To the extent that the German Public Auditor is required to present results in writing as part of the work in executing the engagement, only that written work is authoritative. Drafts are non-binding. Except as otherwise agreed, oral statements and explanations by the German Public Auditor are binding only when they are confirmed in writing. Statements and information of the German Public Auditor outside of the engagement are always non-binding.

6.Distribution of a German Public Auditor's professional statement

(1)The distribution to a third party of professional statements of the Ger man Public Auditor (results of work or extracts of the results of work wheth er in draft or in a final version) or information about the German Public Auditor acting for the engaging party requires the German Public Auditor's written consent, unless the engaging party is obligated to distribute or inform due to law or a regulatory requirement.

(2)The use by the engaging party for promotional purposes of the German Public Auditor's professional statements and of information about the German Public Auditor acting for the engaging party is prohibited .

7.Deficiency rectification

(1)In case there are any deficiencies, the engaging party is entitled to specific subsequent performance by the German Public Auditor. The engaging party may reduce the fees or cancel the contract for failure of such subsequent performance, for subsequent non-performance or unjusti fied refusal to perform subsequently, or for unconscionability or impossibil ity of subsequent performance. If the engagement was not commissioned by a consumer, the engaging party may only cancel the contract due to a deficiency if the service rendered is not relevant to him due to failure of subsequent performance, to subsequent non-performance, to unconscion ability or impossibility of subsequent performance. No. 9 applies to the extent that further claims for damages exist.

(2)The engaging party must assert a claim for the rectification of deficien cies in writing (Textfonn) (Translators Note: The Gennan term "Textfonn" means in written form, but without requiring a signature] without delay. Claims pursuant to paragraph 1 not arising from an intentional act expire after one year subsequent to the commencement of the time limit under the statute of limitations.

(3)Apparent deficiencies, such as clerical errors, arithmetical errors and deficiencies associated with technicalities contained in a German Public Auditor's professional statement (long-form reports, expert opinions etc.) may be corrected - also versus third parties - by the German Public Auditor at any time. Misstatements which may call into question the results contained in a German Public Auditor's professional statement entitle the German Public Auditor to withdraw such statement - also versus third parties. In such cases the German Public Auditor should first hear the engaging party, if practicable.

B. Confidentiality towards third parties, and data protection

(1) Pursuant to the law(§ [Article] 323 Abs 1 (paragraph 1] HGB [German Commercial Code: Hande/sgesetzbuch], § 43 WPO [German Law regulat ing the Profession of Wirtschaftsprufer: Wirtschaf/spriiferordnung], § 203 StGB [German Criminal Code: Strafgesetzbuch]) the German Public Auditor is obligated to maintain confidentiality regarding facts and circum stances confided to him or of which he becomes aware in the course of his professional work, unless the engaging party releases him from this confi dentiality obligation.

(2) When processing personal data, the German Public Auditor will observe national and European legal provisions on data protection.

9.Liabihty

(1)For legally required services by German Public Auditors, In particular audits, the respective legal limitations of liability, in particular the limitation of liability pursuant to § 323 Abs. 2 HGB, apply.

(2)Insofar neither a statutory limitation of liability is applicable, nor an individual contractual limitation of liability exists, the liability of the German Public Auditor for daims for damages of any other kind, except for dam ages resulting from injury to life, body or health as well as for damages that constitute a duty of replacement by a producer pursuant to § 1 ProdHaftG [German Product Liability Act: Produklhaf/ungsgesetz], for an individual case of damages caused by negligence is limited to E 4 million pursuant to § 54 a Abs. 1 Nr. 2 WPO.

(3)The German Public Auditor is entitled to invoke demurs and defenses based on the contractual relationship with the engaging party also towards third parties. When multiple claimants assert a claim for damages arising from an existing contractual relationship with the German Public Auditor due to the German Public Auditor's negligent breach of duty, the maximum amount stipulated in paragraph 2 applies to the respective claims of all claimants collectively.

(4)An individual case of damages within the meaning of paragraph 2 also exists in relation to a uniform damage arising from a number of breaches of duty. The individual case of damages encompasses all consequences from a breach of duty regardless of whether the damages occurred in one year or in a number of successive years. In this case, multiple acts or omissions based on the same source of error or on a source of error of an equivalent nature are deemed to be a single breach of duty if the matters in question are legally or economically connected to one another. In this event the claim against the German Public Auditor is limited to € 5 million. The limitation to the fivefold of the minimum amount insured does not apply to compulsory audits required by law.

(5)A claim for damages expires if a suit is not filed within six months subsequent to the written refusal of acceptance of the indemnity and the engaging party has been informed of this consequence. This does not apply to claims for damages resulting from scienter, a culpable injury to life, body or health as well as for damages that constitute a liability for replace ment by a producer pursuant to § 1 ProdHaftG. The right to invoke a plea of the statute of limitations remains unaffected.

10.Supplementary provisions for audit engagements

(1)If the engaging party subsequentiy amends the financial statements or management report audited by a German Public Auditor and accompanied by an auditor's report, he may no longer use this auditor's report.

If the German Public Auditor has not issued an auditor's report, a reference to the audit conducted by the German Public Auditor in the management report or any other public reference is permitted only with the German Public Auditor's written consent and with a wording authorized by him.

(2)If the German Public Auditor revokes the auditor's report, it may no longer be used. If the engaging party has already made use of the auditor's report, then upon the request of the German Public Auditor he must give notification of the revocation.

(3)The engaging party has a right to five official copies of the report. Additional official copies will be charged separately.

11.Supplementary provisions for assistance in tax matters

(1)When advising on an individual tax issue as well as when providing ongoing tax advice, the German Public Auditor is entitied to use as a correct and complete basis the facts provided by the engaging party - especially numerical disclosures; this also applies to bookkeeping en gagements. Nevertheless, he Is obligated to indicate to the engaging party any errors he has identified.

(2)The tax advisory engagement does not encompass procedures required to observe deadlines, unless the German Public Auditor has explicitiy accepted a corresponding engagement In this case  the  engaging  party must provide the German Public Auditor with all documents required to observe deadlines - in particular tax assessments - on such a timely basis that the German Public Auditor has an appropriate lead time.

(3)	Except as agreed otherwise in writing, ongoing tax advice encompasses the following work during the contract period:
a)

preparation of annual tax returns for income tax, corporate tax and business tax, as well as wealth tax returns, namely on the basis of the annual financial statements, and on other schedules and evidence documents required for the taxation, to be provided by the engaging party

b)	examination of tax assessments in relation to the taxes referred to in (a)
c)	negotiations with tax authorities in connection with the returns and assessments mentioned in (a) and (b)
d)	support in tax audits and evaluation of the results of tax audits with respect to the taxes referred to in (a)
e)	participation in petition or protest and appeal procedures with respect to the taxes mentioned in (a).

In the aforementioned tasks the German Public Auditor takes into account material published legal decisions and administrative interpretations.

(4)If the German Public auditor receives a fixed fee for ongoing tax advice, the work mentioned under paragraph 3 (d) and (e) is to be remunerated separately, except as agreed otherwise in writing.

(5)Insofar the German Public Auditor is also a  German  Tax Advisor  and the German Tax Advice Remuneration Regulation (SteuerberatungsvergO tungsverordnung) is to be applied to calculate  the  remuneration,  a greater or lesser remuneration than the legal default  remuneration  can be  agreed  in writing (Textfonn).

(6)Work relating to special individual issues for income tax, corporate tax, business tax, valuation assessments for property units, wealth tax, as well as all issues in relation to sales tax, payroll tax, other taxes and dues requires a separate engagement. This also applies to:

a)	work on non-recurring tax matters, e.g. in the field of estate tax, capital transactions tax, and real estate sales tax;
b)	support and representation in proceedings before tax and administra tive courts and in criminal tax matters;
c)

advisory work and work related to expert opinions in connection with changes in legal form and other re-organizations, capital increases and reductions, insolvency related business reorganizations, admis sion and retirement of owners, sale of a business, liquidations and the like, and

d)	support in complying with disclosure and documentation obligations.
(7)

To the extent that the preparation of the annual sales tax return is undertaken as additional work, this includes neither the review of any special accounting prerequisites nor the issue as to whether all potential sales tax allowances have been identified. No guarantee is given for the complete compilation of documents to claim the input tax credit.

12.	Electronic communication

Communication between the German Public Auditor and the engaging party may be via e-mail. In the event that the engaging party does not wish to communicate via e-mail or sets special security requirements , such as the encryption of e-mails, the engaging party will inform the German Public Auditor in writing (Textform) accordingly.

13.	Remuneration

(1)In addition to his claims for fees, the German Public Auditor is entitled to claim reimbursement of his expenses; sales tax will be billed additionally. He may claim appropriate advances on remuneration and reimbursement of expenses and may make the delivery of his services dependent upon the complete satisfaction of his claims. Multiple engaging parties are jointiy and severally liable.

(2)If the engaging party is not a consumer. then a set-off against the German Public Auditor's claims for remuneration and reimbursement of expenses is admissible only for undisputed claims or claims determined to be legally binding.

14.	Dispute Settlement

The German Public Auditor is not prepared to participate in dispute settle ment procedures before a consumer arbitration board (Verbraucherschlich tungsstelle) within the meaning of § 2 of the German Act on Consumer Dispute Settiements (Verbraucherstreitbei/egungsgesetz).

15.	Applicable law

The contract, the performance of the services and all claims resulting therefrom are exclusively governed by German law.